EXHIBIT 1.01

PACCAR Inc Conflict Minerals Report for Calendar Year 2024

PACCAR Inc (“PACCAR”) has prepared this report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which implements the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 for disclosure by registrants concerning the use of Conflict Minerals (gold, tin, tungsten or tantalum) in their products.

PACCAR Products

PACCAR manufactures commercial vehicles sold worldwide under the Kenworth, Peterbilt and DAF nameplates, and industrial winches sold under the Braden, Carco and Gearmatic nameplates. Additional information regarding these products may be found at PACCAR.com and in PACCAR’s 2024 Form 10-K.

Management Systems and Due Diligence

PACCAR formed a committee to lead its Conflict Minerals efforts. The committee reviewed the requirements of Rule 13p-1, and developed a plan for complying with its requirements, which included initiating best practices benchmarking with other original equipment manufacturers (OEMs) and key suppliers, and developing internal structures to support the development and implementation of those efforts.

PACCAR has informed its suppliers of its commitment to complying with Rule 13p-1’s requirements concerning Conflict Minerals and to implementing a due diligence process, based on the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), to mitigate the risk of inclusion in its products of Conflict Minerals that are not Conflict Free. A copy of PACCAR’s Conflict Minerals Policy can be found at PACCAR.com at the following link: https://investors.paccar.com/esg/default.aspx

After determining that Conflict Minerals were necessary to the production or function of its products, PACCAR conducted a reasonable country of origin inquiry (RCOI) and, as necessary, further due diligence, to determine if any Conflict Minerals contained in its products originated in the Democratic Republic of the Congo or adjoining countries (the “Conflict Area”), or were from recycled or scrap sources. The inquiry and due diligence included the following steps:

PACCAR transmitted a notice to approximately 425 of its largest production suppliers worldwide, which represented approximately 97.9% of PACCAR global production purchases, informing them of the need to complete the RCOI in 2024 to meet Rule 13p-1.

PACCAR adopted the RCOI approach developed through the efforts of the Automotive Industry Action Group (AIAG), and utilized the template developed by the Responsible Minerals Initiative (RMI) and the Global e-Sustainability Initiative (GeSI) referred to as the Conflict Minerals Reporting Template (CMRT). To increase consistency and minimize duplicate efforts in the reports requested from suppliers, PACCAR is registered and engaged with Source Intelligence to conduct its RCOI with its suppliers and to report conflict mineral information using the CMRT. Source Intelligence follows the relevant RCOI recommendations of the OECD Due Diligence Guidance for Responsible Supply Chains. The RCOI process requests the names of smelters and refiners used by suppliers to source the Conflict Minerals and provides periodic updates to the database of compliant CFS smelters. PACCAR issued RCOI requests to the approximately 425 production suppliers described above through Source Intelligence and CMRT.

For the period from January 1 through December 31, 2024, PACCAR received responses from suppliers representing 82.7% of the total cost of its production purchases (89.6% in 2023, 86.5% in 2022, 76.8% in 2021, and 91.1% in 2020). The company’s global supply chain is extensive with multiple layers of suppliers and manufacturers between PACCAR and the smelters/refiners. PACCAR does not have a direct supplier relationship with the smelters/refiners. We rely on our direct production suppliers to provide information as to the origin of any Conflict Minerals contained in parts and components supplied to us. These suppliers, in turn, were dependent on their own suppliers for information as to locations of smelters and mines used to produce Conflict Minerals in their products. The majority of our suppliers have provided a company-level CMRT response which does not identify the smelters/refiners used for particular parts/components or business customers. From the responses received from its suppliers to date, PACCAR has not been able to fully determine the specific mines and smelters that processed the Conflict Minerals or if any were used in its products, or if the minerals are sourced from a recycler or scrap supplier.

Based on the information provided by our suppliers, we believe the smelters and refiners listed in Annex I of this Conflict Minerals report may have been used to process/produce 3TG minerals contained in PACCAR products. The total number of smelters and refiners listed in Annex I has increased 4.7% over the prior year.

Continuous Improvement

PACCAR continues to work with our suppliers, utilizing the processes described above, to identify the sources of Conflict Minerals in its products. The use of Source Intelligence helps PACCAR perform due diligence by identifying high risk smelters and refiners in its RCOI reporting and information missing from supplier CMRT responses. Issues flagged provide the focus for additional due diligence or risk mitigation activities with a select group of suppliers. PACCAR will continue to work with its suppliers to develop an approach, consistent with OECD guidance, to identify Conflict Minerals sourced from the Conflict Area, and take reasonable steps to avoid their inclusion in its supply chain unless they are certified as conflict-free.

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.	CHINA	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Gasabo Gold Refinery Ltd	RWANDA	CID005006
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	CID004604
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	CID004610
Gold	Inca One (Chala One Plant)	PERU	CID004704
Gold	Inca One (Koricancha Plant)	PERU	CID004705
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	DS Myanmar	MYANMAR	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Arsed Indonesia	INDONESIA	CID005067
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Graha Raya	INDONESIA	CID004685
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LT	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397

Annex 1 - 2024 PACCAR Supplier Smelter List

Metal	Official Smelter Name	Smelter Country	RMI Smelter ID
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC	CID005017
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Grand Total

*

African Gold Refinery (AGR) was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022. PACCAR has identified AGR as a high risk smelter subject to actions described above in “Continuous Improvement”.